Exhibit 10.7
FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of November 8, 2019, by and between Covalent Group, Inc., a Utah corporation (the “Parent Borrower”), Pattern Inc. (f/k/a iServe Products, Inc.), a Utah corporation (the “Initial Borrower”) and Borderless Distribution, LLC, a Utah limited liability company (“Borderless Distribution” and collectively with Parent Borrower and the Initial Borrower, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
RECITALS
A.    Administrative Agent, Lenders, the Loan Parties and Borrowers have entered into that certain Third Amended and Restated Credit Agreement dated as of July 16, 2019 (as amended from time to time, the “Credit Agreement”).
B.    Lenders have extended credit to Borrowers for the purposes permitted in the Credit Agreement.
C.    Borrowers, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.    Amendments to Credit Agreement.
2.1    Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:
“First Amendment” means that certain First Amendment to the Third Amended and Restated Credit Agreement dated as of the First Amendment Effective Date.”
“First Amendment Effective Date” has the meaning assigned to the term in the First Amendment.”
“First Amendment Delayed Draw Term Loan” means the Delayed Draw Term Loan made on the First Amendment Effective Date in an aggregate principal amount of $5,000,000.
2.2    Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Delayed Draw Term Loan” and “Delayed Draw Term Loan Commitment” as follows:
““Delayed Draw Term Loan” means a Loan made pursuant to Section 2.01(c), including, without limitation the First Amendment Delayed Draw Term Loan.”
““Delayed Draw Term Loan Commitment” means, with respect to each Delayed Draw Term Loan Lender, the commitment, if any, of such Lender to make Delayed Draw Term Loans, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loan to be made by such Lender, as such commitment may be reduced or increased from time to time during the Delayed Draw Term Loan Availability Period pursuant to (a) Section 2.09 and (b) assignments by or to such Lenders pursuant to Section 9.04. The initial amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Delayed Draw Term Loan Commitment, as applicable. The aggregate amount of the Lenders’ Delayed Draw Term Loan Commitment on the Effective Date is $20,000,000. After giving effect to the First Amendment Delayed Draw Term Loan, the aggregate amount of the Lenders’ Delayed Draw Term Loan Commitment on the First Amendment Effective Date is $15,000,000.”
2.3    Section 4.02 (Each Credit Event). Section 4.02(f) of the Credit Agreement is hereby amended and restated as follows:
“(f)    With respect to a Delayed Draw Term Loan Borrowing only, the Borrowers shall (i) have demonstrated to the reasonable satisfaction of the Administrative Agent that the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.12 and (ii)(A) with respect to such Delayed Draw Term Loan (other than the First Amendment Delayed Draw Term Loan), use the proceeds solely to finance a Permitted Acquisition and (B) with respect to the First Amendment Delayed Draw Term Loan, use the proceeds for working capital and general corporate purposes of the Borrowers.”
2.1    Section 5.08 (Use of Proceeds). Section 5.08(a) of the Credit Agreement is hereby amended and restated as follows:
“(a)    The proceeds of the Term A Loan will be used to (i) refinance Indebtedness existing under the Existing Credit Agreement and (ii) to pay expenses incurred in connection therewith, and the Revolving Loans and the Letters of Credit will be used for working capital and general corporate purposes of the Borrowers. The proceeds of the Delayed Draw Term Loan (other than the First Amendment Delayed Draw Term Loan) will be used to finance Permitted Acquisitions. The proceeds of the First Amendment Delayed Draw Term Loan will be used only for working capital and general corporate purposes of the Borrowers. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support purposes approved by the Administrative Agent and the Issuing Bank.”
3.    Limitation of Amendment.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrowers and each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), (b) no Event of Default has occurred and is continuing and (c) the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.12 of the Credit Agreement;

4.2    Borrowers and each Loan Party have the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrowers and each Loan Party delivered to Administrative Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene in any material respects (a) any law or regulation binding on or affecting Borrowers or any Loan Party, (b) any contractual restriction with a Person binding on Borrowers or any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, or (d) the organizational documents of Borrowers or any Loan Party;
4.6    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and
4.7    This Amendment has been duly executed and delivered by Borrowers and each Loan Party and is the binding obligation of Borrowers and each Loan Party, enforceable against Borrowers and such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “First Amendment Effective Date”):
6.1    The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by the Borrowers, each other Loan Party, each Lender and the Administrative Agent;
6.2    The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the First Amendment Effective Date;
6.3    The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement, including, without limitation, all reasonable fees, charges and disbursements of counsel for the Administrative Agent; and
6.4    The Administrative Agent shall have received all other documents or materials requested by the Administrative Agent, in each case, in form and substance reasonably acceptable to the Agent.

7.    Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the First Amendment Effective Date.
8.    Reference to and Effect on the Credit Agreement.
8.1    Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
8.2    Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
8.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
9.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COVALENT GROUP, INC., as Parent Borrower

By: /s/ Jeffrey Jarvie
Name: Jeffrey Jarvie
Title: Chief Financial Officer

PATTERN INC. (F/K/A ISERVE PRODUCTS, INC.), as a Borrower

By: /s/ Jeffrey Jarvie
Name: Jeffrey Jarvie
Title: Chief Financial Officer

BORDERLESS DISTRIBUTION, LLC, as a Borrower

By: /s/ Jeffrey Jarvie
Name: Jeffrey Jarvie
Title: Chief Financial Officer
(Signature Page to First Amendment to Credit Agreement)

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By: /s/ Grace Mahood
Name: Grace Mahood
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Grace Mahood
Name: Grace Mahood
Title: Authorized Signatory
(Signature Page to First Amendment to Credit Agreement)

HSBC BANK USA, N.A., as Lender

By: /s/ Jason A. Huck
Name: Jason A. Huck
Title: Senior Vice President
(Signature Page to First Amendment to Credit Agreement)